UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

VORTEX RESOURCES CORP.
(Exact name of registrant as specified in charter)

EMVELCO CORP.
(Former name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-12000 (Commission File Number)	13-3696015 (IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Items

On September 2, 2008, Vortex Resources Corp. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) to enter into a definitive asset purchase agreement with Blackhawk Investments Limited, a Turks & Caicos company (“Blackhawk”) based in London, England. Blackhawk exercised its exclusive option to acquire all of the issued and allotted share capital in Sandhaven Securities Limited (“SSL”), and its underlying oil and gas assets in NT Energy. SSL owns approximately 62% of the outstanding securities of NT Energy, Inc., a Delaware company (“NT Energy”). NT energy holds rights to mineral leases covering approximately 12,972 acres in the Barnett Shale, Fort Worth area of Texas containing proved and probable undeveloped natural gas reserves. SSL was a wholly owned subsidiary of Sandhaven Resources plc (“Sandhaven”), a public company registered in Ireland, and listed on the Plus exchange in London.

In consideration of Blackhawk exercising its option to acquire the leases and transferring such leases to the Company, the Company will pay $180,000,000 by issuing Blackhawk or its designees shares of common stock of the Company, based upon the average share price of the Company on the Over the Counter Bulletin Board during the 30 days preceding the execution of the MOU, which was $1.50 per share, representing 120,000,000 shares as the total consideration, under said MOU. However, the number of shares to be delivered shall be adjusted on the six month anniversary of the closing of the asset acquisition (the “Closing”), using the volume weighted average price for the six months following the Closing. Blackhawk, SSL, NT Energy, Sandhaven and the advisors described below as well as each of the officers, directors and affiliates of the aforementioned will agree to not engage in any activities in the stock of the Company.

In addition, the Company will be required to pay fees to two advisors of $6,000,000 payable with the Company shares, and, therefore, issue an additional 3,947,368 of the Company shares of common stock, along with 300% warrant coverage, representing warrants to purchase an aggregate of 11,842,106 shares of common stock on a cashless basis for a period of two years with an exercise price of $2.00 per share, if the transaction closes. Although both parties have agreed to obtain shareholder approval prior to the Closing, the Company is not required by any statute to do so.

The above transaction is subject to the drafting and negotiation of a final definitive agreement, performing due diligence as well as board approval of the Company. The due diligence period is 21 days from the execution of the MOU. There is no guarantee that the Company will be able to close the above transaction or that the transaction will be closed on the above stated terms.

Upon successful closing of the above transaction, the Company will grant TransGlobal Financial LLC, a California limited liability company (“TransGlobal”), a 20% carried interest in the transaction, as disclosed by the Company filing on Form 8-K on July 17, 2008. Mr. Mike Mustafoglu, the Chairman of the Board of Directors of the Company, is an executive officer, director and shareholder of Transglobal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By: /s/ ROBIN ANN GORELICK
Name: Robin Ann Gorelick Title: Corporate Secretary

Date:	September 4, 2008
Beverly Hills, California